UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2006

Colorado Wyoming Reserve Company

(Exact name of Registrant as specified in its charter)

Wyoming	000-09482	83-0246080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

751 Horizon Court, Suite 205, Grand Junction, Colorado	81506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 255-9995

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

Colorado Wyoming Reserve Company (OTC Bulletin Board: CWYR) is seeking BLM approval to unitize a potentially productive new zone at its Southwest Lisbon discovery. The original two discoveries found production in the Mississippian zones at 8,150’ as well as possible production in zones at 7,500’, at 7,000’ and the Ismay zone at 5,100’.

The Southwest Lisbon structure is 3 ½ miles southwest of the 150 million barrel Lisbon oil field discovered in 1960.

The Southwest Lisbon structure is one of six structures identified by CWYR and its partners’ state-of-the-art 3D seismic shoot perfected in late 2004. The remaining five structures need to be tested.

The acreage is owned.

CWYR owns 10.625% APO (after payout) in structures one and two and owns 42.5% in the remaining four structures.

An active drilling program is anticipated for 2006 and 2007.

Commenting on the future, Kim M. Fuerst, the Company’s President and CEO stated simply, “The only thing holding us back is not vision or manpower, but money, and that problem won’t last long because our science is excellent.”

Additional information may be found at: www.coloradowyomingreserve.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO WYOMING RESERVE COMPANY

By:	/s/ Kim M. Fuerst
Name: Kim M. Fuerst
Title: President, Chief Executive Officer and Chairman

Dated: May 23, 2006